Exhibit 99.1

ASIAINFO-LINKAGE, INC.

2011 STOCK INCENTIVE PLAN

1.	Establishment, Purpose and Term of Plan.

1.1 Establishment. The AsiaInfo-Linkage, Inc. 2011 Stock Incentive Plan (the “Plan”) is hereby established effective as of the date of its approval (the “Effective Date”) by the stockholders of AsiaInfo-Linkage, Inc., a Delaware corporation (the “Company”).

1.2 Purpose. The purpose of the Plan is to enhance the long-term stockholder value of the Company by offering opportunities to employees, directors, officers, consultants, advisors and independent contractors of the Company and its Subsidiaries (as defined in Section 2) to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

1.3. Term of Plan. The Plan shall continue in effect until its termination by the Board of Directors; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

2.	Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

2.1 “Acquired Entities” has the meaning provided in Section 6.3.

2.2 “Acquisition Transaction” has the meaning provided in Section 6.3.

2.3 “Award” means any Option, Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award, Performance Unit Award or Other Stock-Based Award granted under the Plan.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cause” means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), as provided under applicable law, in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

2.6. “Change in Control” means any of the following events:

(a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (i) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (ii) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (iii) any acquisition by the Company, (iv) any acquisition by a trustee or other fiduciary under an employee benefit plan of the Company or any Subsidiary, or (v) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(b) Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Common Stock are converted into cash, securities or other property (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger own more than fifty percent (50%) of the capital stock of the surviving corporation immediately after the merger); or

(c) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets other than a transfer of the Company’s assets to a majority-owned subsidiary corporation (as the term “subsidiary corporation” is defined in Section 8.3) of the Company; or

(d) Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

2.7 “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and any applicable regulations or administrative guidelines promulgated thereunder.

2.8 “Common Stock” means the common stock, par value $0.01 per share, of the Company.

2.9 “Company” has the meaning provided in Section 1.1.

2.10 “Delayed Payment Date” has the meaning provided in Section 19.6(c).

2.11 “Disability” means “permanent and total disability” as that term is defined for purposes of Section 22(e)(3) of the Code.

2.12 “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Plan Administrator or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Common Stock for each share of Common Stock represented by an Award held by such Participant.

2.13 “Early Retirement” means early retirement as that term is defined by the Plan Administrator from time to time for purposes of the Plan.

2.14 “Effective Date” has the meaning provided in Section 1.1.

2.15 “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

2.16 “Fair Market Value” shall be established in good faith by the Plan Administrator or if the Common Stock is listed on the NASDAQ Stock Market, the New York Stock Exchange or the American Stock Exchange, the Fair Market Value per share shall be the average of the high and low per share sales prices for the Common Stock as such price is officially reported by such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of the Fair Market Value. Notwithstanding anything in this Plan to the contrary, to the extent applicable, the determination of the Fair Market Value of a share of Common Stock shall be determined in a manner which complies with Section 409A of the Code and the applicable Treasury Regulations promulgated thereunder.

2.17 “Full Value Award” means any Award settled in Common Stock, other than (a) an Option or (b) a Restricted Stock Award or an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the Grant Date) of the shares subject to such Award.

2.18 “Grant Date” means the date the Plan Administrator adopted the granting resolution and all conditions precedent to the grant have been satisfied; provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date. If, however, the Plan Administrator designates in a resolution a later date as the date an Award is to be granted, then such later date shall be the “Grant Date.”

2.19 “Incentive Stock Option” means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code.

2.20 “New Shares” has the meaning provided in Section 14.1.

2.21 “Nonqualified Stock Option” means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

2.22 “Option” means the right to purchase Common Stock granted under Section 7.

2.23 “Other Stock-Based Award” means an Award denominated in shares of Common Stock and granted pursuant to Section 12.

2.24 “Participant” means (a) the person to whom an Award is granted; (b) for a Participant who has died, the personal representative of the Participant’s estate, the person(s) to whom the Participant’s rights under the Award have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 13; or (c) person(s) to whom an Award has been transferred in accordance with Section 13.

2.25 “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) of the Code for certain performance-based compensation paid to any employee who is or may reasonably be expected to become a “covered employee” as defined in Section 162(m) of the Code, or any successor statute, and who is designated, either as an individual employee or a member of a class of employees, by the Plan Administrator no later than the earlier of (i) the date that is ninety (90) days after the beginning of the applicable performance period, or (ii) the date on which twenty-five percent (25%) of the applicable performance period has elapsed, as a covered employee under this Plan for such applicable performance period.

2.26 “Performance Measure” has the meaning provided in Section 6.4(b).

2.27 “Performance Share” means a right granted to a Participant under Section 11 to receive a payment equal to the value of a Performance Share based upon attainment of one or more performance goals. “Performance Share Award” means an Award of Performance Shares.

2.28 “Performance Unit” means a right granted to a Participant under Section 11 to receive a payment equal to the value of a Performance Unit as established by the Plan Administrator based upon attainment of one or more performance goals. “Performance Unit Award” means an Award of Performance Units.

2.29 “Plan” has the meaning provided in Section 1.1.

2.30 “Plan Administrator” means the Compensation Committee of the Board or any successor committee of the Board designated to administer the Plan under Section 3.1.

2.31 “PRC” means the People’s Republic of China.

2.32 “Prior Plan” has the meaning provided in Section 4.1.

2.33 “Restricted Stock Award” means shares of Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

2.34 “Restricted Stock Unit Award” means a right granted to a Participant under Section 10 to receive on a future date or event one (1) share of Common Stock or cash in lieu thereof, as determined by the Plan Administrator, with respect to one (1) unit subject to such Award.

2.35 “Retirement” means retirement on or after the individual’s normal retirement date under PRC law or the law of such individual’s other jurisdiction of employment unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan.

2.36 “Section 409A” has the meaning provided in Section 19.6.

2.37 “Section 409A Deferred Compensation” has the meaning provided in Section 19.6.

2.38 “Securities Act” means the United States Securities Act of 1933, as amended.

2.39 “Service” means a Participant’s employment or service with the Company or any Subsidiary, whether as an employee, a director, consultant, advisor or independent contractor. Unless otherwise provided by the Plan Administrator, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or as a result of a transfer of employment or services between or among the Company and its Subsidiaries, provided that there is no interruption or termination of the Participant’s Service. The effect of a Company approved leave of absence on the terms and conditions of an Award shall be determined by the Plan Administrator, in its sole discretion; provided, however, that a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company that does not exceed ninety (90) days, or if the Participant’s right to return to Service is guaranteed by statute or contract. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service, a reduction in the regular hours of employment of a Participant who is an employee to less than thirty (30) hours per week (unless otherwise provided by the Plan Administrator), or upon the business entity for which the Participant performs Service ceasing to be a member of the group consisting of the Company and its Subsidiaries, unless otherwise provided by the Plan Administrator. Subject to the foregoing, the Plan Administrator, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

2.40 “Subsidiary,” except as provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect subsidiary of the Company, including any variable interest entity required under generally accepted accounting principles to be consolidated in the Company’s financial statements.

2.41 “Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by directors, officers, employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

2.42 “Underwater Options” has the meaning provided in Section 3.3.

3.	Administration.

3.1 Plan Administrator. The Plan shall be administered by the Compensation Committee of the Board or a successor committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) “outside directors” as contemplated by Section 162(m) of the Code and (b) “non employee directors” as contemplated by Rule 16b-3 under the Exchange Act. The Plan Administrator may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Plan Administrator may authorize one or more officers of the Company to grant Awards to designated classes of eligible persons, within the limits specifically prescribed by the Plan Administrator.

3.2 Administration and Interpretation by the Plan Administrator. Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock, units or monetary value subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan’s administration, as well as any sub-plans or supplements to the Plan as the Plan Administrator deems advisable to comply with the laws of, or to accommodate the tax policy, accounting principles or customs of, any jurisdiction whose residents may be granted Awards. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company’s officers as it so determines.

3.3 Prohibition of Option Repricing. Notwithstanding the foregoing, without the affirmative vote of holders of a majority of the shares of Common Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Common Stock is present or represented by proxy, the Plan Administrator shall not approve a program providing for either (a) the cancellation of outstanding Options having exercise prices per share greater than the then Fair Market Value of a share of Common Stock (“Underwater Options”) and the grant in substitution therefore of new Options having a lower exercise price, Full Value Awards, or payments in cash, or (b) the amendment of outstanding Underwater Options to reduce the exercise price thereof. This Section shall not apply to adjustments pursuant to the assumption of or substitution for an Option in a manner that would comply with Section 424(a) or Section 409A of the Code or to an adjustment pursuant to Section 14.

4.	Stock Subject to the Plan.

4.1 Authorized Number of Shares. Subject to adjustment from time to time as provided in Section 14.1, the number of shares of Common Stock that shall be available for issuance under the Plan shall be: (a) 7,501,752 shares plus (b) any authorized shares of Common Stock that either (i) were available as of the Effective Date for issuance under the Company’s 2008 Stock Incentive Plan (the “Prior Plan”) or (ii) would become available after the Effective Date for issuance under the Prior Plan in accordance with its terms. The maximum aggregate number of shares of Common Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall be the number determined pursuant to the preceding sentence, as adjusted from time to time pursuant to Section 14.1. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2 Section 162 (m) Limitations. Subject to adjustment from time to time as provided in Section 14.1, no individual may be granted within any one fiscal year of the Company one or more Awards intended to qualify as Performance-Based Compensation which in the aggregate are for more than (a) 100,000 shares of Common Stock, except that the Company may make additional one-time grants of Awards for up to 200,000 shares of Common Stock to newly hired or newly promoted individuals, or (b) $6,000,000 in the case of Performance Share Awards or Performance Unit Awards denominated in monetary values.

4.3 Assumption or Substitution of Awards. The Plan Administrator may, without affecting the number of shares of Common Stock reserved or available for issuance under this Plan, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A of the Code and any other applicable provisions of the Code.

5.	Eligibility.

Awards may be granted under the Plan to those officers, directors and employees of the Company or any of its Subsidiaries as the Plan Administrator from time to time selects. Awards may also be granted to consultants, advisors and independent contractors who provide services to the Company or any of its Subsidiaries.

6.	Awards.

6.1 Form and Grant of Awards. The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Share Awards, Performance Unit Awards and Other Stock-Based Awards. Awards may be granted singly or in combination.

6.2 Settlement of Awards. The Company may settle Awards through the delivery of shares of Common Stock, cash payments, or any combination thereof as the Plan Administrator shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish in compliance with Section 409A of the Code, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights.

6.3 Acquired Company Option Awards. Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities (“Acquired Entities”) (or the parent of an Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the “Acquisition Transaction”). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

6.4 Performance-Based Compensation Awards. The following provisions shall apply to each Award, other than an Option, that is intended to result in Performance-Based Compensation:

(a) Establishment of Performance Period, Performance Goals and Performance Award Formula. Unless otherwise permitted in compliance with Section 162(m) of the Code, the Plan Administrator shall establish in writing the performance period, performance goal(s) and any performance award formula applicable to the Award no later than the earlier of (i) the date ninety (90) days after the commencement of the applicable performance period or (ii) the date on which twenty five percent (25%) of the performance period has elapsed, and, in any event, at a time when the outcome of the performance goals remains substantially uncertain. Once established, the performance goal(s) and performance award formula applicable to the Award shall not be changed during the applicable performance period. The Company shall notify each Participant granted such an Award of the terms of the Award, including the performance period, performance goal(s) and performance award formula.

(b) Measurement of Performance Goals. Performance goals shall be established by the Plan Administrator on the basis of targets to be attained with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(i) Performance Measures. Performance Measures shall be calculated in accordance with the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company’s industry, or in accordance with a methodology established by the Plan Administrator prior to the grant of the Award. Performance Measures shall be calculated with respect to the Company and each Subsidiary consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Plan Administrator. Unless otherwise determined by the Plan Administrator prior to the grant of the Award, the Performance Measures applicable to the Award shall be calculated prior to the accrual of expense for any Award for the same performance period and excluding the effect (whether positive or negative) on the Performance Measures of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Plan Administrator, occurring after the establishment of the performance goal(s) applicable to the Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to the Award. Performance Measures may be one or more of the following as determined by the Plan Administrator: revenue; sales; expenses; operating income; gross margin; operating margin; earnings before any one or more of stock-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; net operating income; economic value added; free cash flow; operating cash flow; balance of cash, cash equivalents and marketable securities; other balance sheet or income statement targets or ratios; stock price; earnings per share; return on stockholder equity; return on capital; return on assets; total stockholder return; employee satisfaction; employee retention; market share; customer satisfaction; product development; research and development expense; project completion; and completion of a joint venture or other corporate transaction.

(ii) Performance Targets. Performance targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of an Award determined under the applicable performance award formula by the level attained during the applicable performance period. A performance target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget, comparison companies or other standard selected by the Plan Administrator.

(c) Settlement of Performance-Based Compensation Awards.

(i) Determination of Final Value. As soon as practicable following the completion of the performance period applicable to an Award, the Plan Administrator shall determine and certify in writing the extent to which the applicable performance goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable performance award formula, and shall notify the Participant of the determination of the Plan Administrator.

(ii) Negative Discretionary Adjustment of Performance Award Formula. If permitted by the applicable Award agreement, the Plan Administrator shall have the discretion, on the basis of such criteria as may be established by the Plan Administrator, to reduce some or all of the value of the Award that would otherwise be paid to the Participant upon settlement of the Award notwithstanding the attainment of any performance goal and the resulting value of the Award determined in accordance with the performance award formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Award that is intended to result in Performance-Based Compensation.

6.5 Limit on Full Value Awards without Minimum Vesting. Except with respect to ten percent (10%) of the maximum aggregate number of shares of Common Stock that may be issued under the Plan, as provided in Section 4.1, Full Value Awards which vest on the basis of the Participant’s continued Service shall provide for pro rata vesting over a period of not less than three (3) years, and Full Value Awards which vest on the basis of the attainment of performance goals shall provide for a performance period of not less than twelve (12) months. The foregoing limitations shall not preclude the acceleration of vesting of any such Award upon the death, disability or retirement of the Participant or upon or following a Change in Control, as determined by the Plan Administrator in its discretion.

7.	Terms and Conditions of Options.

7.1 Grant of Options. The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2 Option Exercise Price. The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date.

7.3 Term of Options. The term of each Option shall be as established by the Plan Administrator, provided that (a) no Option shall be exercisable after the expiration of ten (10) years from the Grant Date of the Option and (b) no Option granted to an employee who is a non-exempt employee for purposes of the U.S. Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the Grant Date of such Option (except in the event of such employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Plan Administrator in the grant of an Option, each Option shall terminate ten (10) years after the Grant Date of the Option, unless earlier terminated in accordance with its provisions.

7.4 Exercise and Vesting of Options. The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time.

7.5 Method of Exercise. To the extent that an Option has become exercisable, the Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.6. The Plan Administrator may determine at any time that an Option may not be exercised as to less than any number of shares at any one time for vested shares and any number in its discretion for unvested shares (or the lesser number of remaining shares covered by the Option).

7.6 Payment of Exercise Price. Except in the case that a cashless exercise method or same-day-sale is approved and implemented by the Plan Administrator, the exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, a combination of cash and/or check (if any) and one or more of the following alternative forms:

(a) by tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price; or

(b) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the United States Federal Reserve Board; or

(c) by delivery of a properly executed exercise notice followed by a net exercise procedure pursuant to which (i) the Company will reduce the number of shares otherwise issuable to the Participant upon the exercise of the Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (ii) the Participant shall pay to the Company in cash or by check the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; or

(d) by delivery of a properly executed exercise notice and a promissory note delivered pursuant to Section 16; or

(e) such other consideration as the Plan Administrator may permit.

7.7 Post-Termination Exercises. The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Participant’s Service ceases, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

(a) Any portion of an Option that is not vested on the date of termination of the Participant’s Service shall terminate on such date, unless the Plan Administrator determines otherwise.

(b) In case of termination of the Participant’s Service other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares vested at the date of such termination, only (i) within one (1) year if the termination of the Participant’s Service is coincident with Retirement, Early Retirement at the Company’s request or Disability or (ii) within three (3) months after the date the Participant’s Service ceases if termination of the Participant’s Service is for any reason other than Retirement, Early Retirement at the Company’s request or Disability, but in no event later than the remaining term of the Option.

(c) Any Option exercisable at the time of the Participant’s death may be exercised, to the extent of the number of shares vested at the date of the Participant’s death, by the personal representative of the Participant’s estate, the person(s) to whom the Participant’s rights under the Option have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 13 at any time or from time to time within one (1) year after the date of death, but in no event later than the remaining term of the Option.

(d) In case of termination of the Participant’s Service for Cause, the Option shall automatically terminate upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant’s Service is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option likewise shall be suspended during the period of investigation.

(e) Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in this Section is prevented by the provisions of Section 19.3 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under this Section, but in no event later than the remaining term of the Option.

8.	Incentive Stock Option Limitations.

To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1 Dollar Limitation. To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be subject to delayed exercisability or treated as a Nonqualified Stock Option as set forth by the Plan Administrator in the agreement(s) evidencing the Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2 10% Stockholders. If an individual owns more than 10% of the total voting power of all classes of the stock of the Company or any Subsidiary, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years. The determination of 10% ownership shall be made in accordance with Section 422 of the Code.

8.3 Eligible Employees. Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

8.4 Term. The term of an Incentive Stock Option shall not exceed 10 years.

8.5 Exercisability. To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three (3) months after termination of employment for reasons other than death or Disability. In the case of termination of employment due to Disability, such Option must be exercised within one (1) year after such termination. Disability shall be deemed to have occurred on the first day after the Company has furnished its opinion of Disability to the Plan Administrator. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Participant’s reemployment rights are guaranteed by statute or contract.

8.6 Taxation of Incentive Stock Options. In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two (2) years after the Grant Date of the Incentive Stock Option and one (1) year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Plan Administrator may require a Participant to give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7 Promissory Notes. The amount of any promissory note delivered pursuant to Section 16 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

9.	Restricted Stock Awards.

9.1 Grant of Restricted Stock Awards. The Plan Administrator is authorized to grant Restricted Stock Awards on such terms and conditions and subject to such restrictions, which may be based on continuous Service or the achievement of such performance goals as the Plan Administrator shall determine, in its sole discretion, and which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. To the extent a Restricted Stock Award is intended to result in Performance-Based Compensation, the grant or vesting of the Award shall be established by the Plan Administrator in accordance with Section 6.4. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, (a) the purchase price, if any, for the shares of Common Stock issuable pursuant to the Restricted Stock Award and the forms of permitted consideration and method of payment of any such purchase price, (b) the terms of vesting, if any, to which the shares subject to Restricted Stock Awards are to be subject, and (c) the manner in which shares subject to Restricted Stock Awards are held during the periods they are subject to restrictions, and the circumstances under which forfeiture of the Restricted Stock Award shall occur by reason of termination of the Participant’s Service.

9.2 Release of Shares. Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Restricted Stock Award, or upon the Participant’s release from any terms, conditions and restrictions of a Restricted Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant’s death, to the personal representative of the Participant’s estate or as the appropriate court directs, the appropriate number of shares of Common Stock, subject to the withholding of applicable taxes, if any. The Plan Administrator, in its discretion, may provide in the agreement evidencing a Restricted Stock Award that if the satisfaction of the vesting conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of such vesting conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy.

9.3 Waiver of Restrictions. Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate; provided, however, that the Plan Administrator may not adjust performance goals for any Restricted Stock Award intended to result in Performance-Based Compensation in such a manner as would increase the amount otherwise payable to a Participant.

9.4 Voting Rights; Dividends and Distributions. Except as provided in this Section or the agreement evidencing a Restricted Stock Award, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to vesting conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Common Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that if so determined by the Plan Administrator and provided by the Award agreement, such dividends and distributions shall be subject to the same vesting conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid, and otherwise shall be paid no later than the end of the calendar year in which such dividends or distributions are paid to stockholders (or, if later, the 15th day of the third month following the date such dividends or distributions are paid to stockholders). In the event of a dividend or distribution paid in shares of Common Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 14.1, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same vesting conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

10.	Restricted Stock Unit Awards.

10.1 Grant of Restricted Stock Unit Awards. The Plan Administrator is authorized to grant Restricted Stock Unit Awards on such terms and conditions and subject to such restrictions, which may be based on continuous Service or the achievement of such performance goals as the Plan Administrator shall determine, in its sole discretion, and which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. To the extent a Restricted Stock Unit Award is intended to result in Performance-Based Compensation, the grant or vesting of the Award shall be established by the Plan Administrator in accordance with Section 6.4. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award. The Plan Administrator, in its discretion, may provide in any agreement evidencing a Restricted Stock Unit Award that if the satisfaction of vesting conditions with respect to any units subject to the Award would otherwise occur on a day on which the sale of shares issuable in settlement of such units would violate the provisions of the Trading Compliance Policy, then the satisfaction of the vesting conditions automatically shall be determined on the first to occur of (a) the next trading day on which the sale of such shares would not violate the Trading Compliance Policy or (b) the later of (i) last day of the calendar year in which the original vesting date occurred or (ii) the last day of the Company’s taxable year in which the original vesting date occurred.

10.2 Settlement of Award. The Company shall issue to a Participant on the date on which units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Plan Administrator, in its discretion, and set forth in the Award agreement one (1) share of Common Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 10.4) for each unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. If permitted by the Plan Administrator, the Participant may elect, consistent with the requirements of Section 409A of the Code, to defer receipt of all or any portion of the shares of Common Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award agreement. Notwithstanding the foregoing, the Plan Administrator, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Common Stock or other property otherwise issuable to the Participant pursuant to this Section.

10.3 Waiver of Restrictions. Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock Unit Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate; provided, however, that the Plan Administrator may not adjust performance goals for any Restricted Stock Unit Award intended to result in Performance-Based Compensation in such a manner as would increase the amount otherwise payable to a Participant.

10.4 Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Common Stock represented by a Restricted Stock Unit Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Plan Administrator, in its discretion, may provide in the agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Common Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with additional whole units as of the date of payment of such cash dividends on Common Stock. The number of additional units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Common Stock represented by the units previously credited to the Participant by (b) the Fair Market Value per share of Common Stock on such date. Such additional units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Common Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 14.1, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Common Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same vesting conditions as are applicable to the Award.

11.	Performance Share Awards and Performance Unit Awards.

11.1 Grant of Performance Share Awards and Performance Unit Awards. The Plan Administrator is authorized to grant Performance Share Awards and Performance Unit Awards on such terms and conditions, including performance goal(s), performance period and performance award formula, as the Plan Administrator shall determine, in its sole discretion, which terms and conditions shall be set forth in the instrument evidencing the Award. To the extent a Performance Share Award or Performance Unit Award is intended to result in Performance-Based Compensation, the performance goals, performance period and performance award formula applicable of the Award shall be established by the Plan Administrator in accordance with Section 6.4. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Performance Share Award or Performance Unit Award.

11.2 Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Plan Administrator in granting an Award, each Performance Share Award shall have an initial monetary value equal to the Fair Market Value of one (1) share of Common Stock, subject to adjustment as provided in Section 14.1, on the Grant Date of the Performance Share Award, and each Performance Unit Award shall have an initial monetary value established by the Plan Administrator at the time of grant. The final value payable to the Participant in settlement of a Performance Share Award or Performance Unit Award determined on the basis of the applicable performance award formula will depend on the extent to which performance goals established by the Plan Administrator are attained within the applicable performance period established by the Plan Administrator.

11.3 Settlement of Award.

(a) Determination of Final Value. As soon as practicable following the completion of the performance period applicable to a Performance Share Award or Performance Unit Award, the Plan Administrator shall determine the extent to which the applicable performance goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable performance award formula. To the extent Award is intended to result in Performance-Based Compensation, such determination shall be made by the Plan Administrator in accordance with Section 6.4.

(b) Discretionary Adjustment of Award Formula. Except with respect to a Performance Share Award or Performance Unit Award intended to result in Performance-Based Compensation, the Plan Administrator may in its discretion, either at the time it grants the Award or at any time thereafter, provide for the positive or negative adjustment of the performance award formula applicable to the Award to reflect such Participant’s individual performance in his or her position with the Company or Subsidiary or such other factors as the Plan Administrator may determine.

(c) Payment in Settlement of Award. As soon as practicable following the Plan Administrator’s determination of the final value of a Performance Share Award or Performance Unit Award, but in any event within the “short-term deferral period” described below (except as otherwise provided below or consistent with the requirements of Section 409A of the Code), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Award. Payment of such amount shall be made in cash, shares of Common Stock, or a combination thereof as determined by the Plan Administrator. Unless otherwise provided in the agreement evidencing an Award, payment shall be made in a lump sum. If permitted by the Plan Administrator, the Participant may elect, consistent with the requirements of Section 409A of the Code, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award agreement. If any payment is to be made on a deferred basis, the Plan Administrator may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest.

For the purposes of this Section, the term “short-term deferral period” means the 2 1/2 month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning provided by Section 409A of the Code.

(d) Provisions Applicable to Payment in Shares. If payment is to be made in shares of Common Stock, the number of such shares shall be determined by dividing the final value of the Performance Share Award or Performance Unit Award by the Fair Market Value of a share of Common Stock determined by the method specified in the Award agreement. Shares of Common Stock issued in settlement of any Performance Share Award or Performance Unit Award may be fully vested and freely transferable shares or may be shares of Common Stock subject to vesting conditions. Any shares subject to vesting conditions shall be evidenced by an appropriate Award agreement. The Plan Administrator, in its discretion, may provide in the agreement evidencing a Performance Share Award or Performance Unit Award to be settled in shares of Common Stock that if the satisfaction of any vesting conditions with respect to any shares of Common Stock to be issued on such settlement would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of such vesting conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy but in any event within the applicable short-term deferral period.

11.4 Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Common Stock represented by Performance Share Awards until the date of the issuance of shares underlying such Awards, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Plan Administrator, in its discretion, may provide in the Award agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Common Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Common Stock. The number of additional Performance Shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Common Stock represented by the Performance Share Award previously credited to the Participant by (b) the Fair Market Value per share of Common Stock on such date. Dividend Equivalent Rights shall be accumulated and paid to the extent that Performance Shares become nonforfeitable. Settlement of Dividend Equivalent Rights may be made in cash, shares of Common Stock, or a combination thereof as determined by the Plan Administrator, and may be paid on the same basis as settlement of the related Performance Shares. Dividend Equivalent Rights shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Common Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 14.1, appropriate adjustments shall be made in the Participant’s Performance Shares so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Common Stock issuable upon settlement of the Performance Shares, and all such new, substituted or additional securities or other property shall be immediately subject to the same performance goals as are applicable to the Award.

12.	Other Stock-Based Awards.

12.1 Grant of Other Stock-Based Awards. The Plan Administrator is authorized to grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Plan Administrator) in such amounts and subject to such terms and conditions as the Plan Administrator shall determine. To the extent that any Other Stock-Based Award is intended to result in Performance-Based Compensation, the grant or vesting of the Award shall be established by the Plan Administrator in accordance with Section 6.4. Other Stock-Based Awards may be made available as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may involve the transfer of actual shares of Common Stock to Participants, or payment in cash or otherwise of amounts based on the value of Common Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States. The Plan Administrator, in its discretion, may provide in the agreement evidencing an Other Stock-Based Award to be settled in shares of Common Stock that if the satisfaction of any vesting conditions with respect to any shares of Common Stock to be issued on such settlement would otherwise occur on a day on which the sale of such Shares would violate the provisions of the Trading Compliance Policy, then satisfaction of such vesting conditions automatically shall be determined on the next trading day on which the sale or settlement of such Award would not violate the Trading Compliance Policy, then satisfaction of such vesting conditions automatically shall be determined on the first to occur of (a) the next trading day on which the sale of such shares would not violate the Trading Compliance Policy or (b) the later of (i) last day of the calendar year in which the original vesting date occurred or (ii) the last day of the Company’s taxable year in which the original vesting date occurred.

12.2 Payment or Settlement of Other Stock-Based Awards. Payment or settlement, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Common Stock or other securities or any combination thereof as the Plan Administrator determines. The determination and certification of the final value with respect to any Other Stock-Based Award intended to result in Performance-Based Compensation shall comply with the requirements set forth in Section 6.4. To the extent applicable, payment or settlement with respect to each Other Stock-Based Award shall be made in compliance with the requirements of Section 409A of the Code.

12.3 Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Common Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Common Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Plan Administrator, in its discretion, may provide in the agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Common Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 11.4. In the event of a dividend or distribution paid in shares of Common Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 14.1, appropriate adjustments shall be made in the Participant’s Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Common Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same vesting conditions and performance criteria, if any, as are applicable to the Award.

13.	Assignability.

No Awards granted under the Plan or any interest therein may be assigned, pledged or transferred by the Participant other than by will or by the applicable laws of descent and distribution, and, during the Participant’s lifetime, such Award may be exercised only by the Participant or a permitted assignee or transferee of the Participant (as provided below). Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, and the General Instructions to Form S-8 under the Securities Act, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Participant to designate a beneficiary who may exercise the Award or receive payment under the Award after the Participant’s death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

14.	Adjustments.

14.1 Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Common Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Common Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Common Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the Award limits set forth in Section 4.3, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become shares of another corporation (the “New Shares”), the Plan Administrator may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Plan Administrator, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. The Plan Administrator in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of performance goals, performance award formulas and performance periods. The adjustments determined by the Plan Administrator pursuant to this Section shall be final, binding and conclusive.

14.2 Change in Control.

(a) Options. Except as otherwise provided in the instrument that evidences the Option, in the event of a Change in Control, the Plan Administrator shall determine whether provision will be made in connection with the Change in Control for an appropriate assumption of the Options theretofore granted under the Plan (which assumption may be effected by means of a payment to each Participant (by the Company or any other person or entity involved in the Change in Control), in exchange for the cancellation of the Options held by such Participant, of the difference between the then Fair Market Value of the aggregate number of shares of Common Stock then subject to such Options and the aggregate exercise price that would have to be paid to acquire such shares) or for substitution of appropriate new options covering stock of a successor corporation to the Company or stock of an affiliate of such successor corporation. If the Plan Administrator determines that such an assumption or substitution will be made, the Plan Administrator shall give notice of such determination to the Participants, and the provisions of such assumption or substitution, and any adjustments made (i) to the number and kind of shares subject to the outstanding Options (or to the options in substitution therefor), (ii) to the exercise prices, and/or (iii) to the terms and conditions of the stock options, shall be binding on the Participants. Any such determination shall be made in the sole discretion of the Plan Administrator and shall be final, conclusive and binding on all Participants. If the Plan Administrator, in its sole discretion, determines that no such assumption or substitution will be made, the Plan Administrator shall give notice of such determination to the Participants, and each Option that is at the time outstanding shall automatically accelerate so that each such Option shall, immediately prior to the specified effective date for the Change in Control, become 100% vested and exercisable. All such Options shall terminate and cease to remain outstanding immediately following the consummation of the Change in Control, except to the extent assumed by the successor corporation or an affiliate thereof.

(b) Other Awards. Except as otherwise provided in the instrument that evidences the Award, in the event of a Change in Control, the vesting of shares subject to Awards other than Options shall accelerate, and the forfeiture provisions to which such shares are subject shall lapse, if and to the same extent that the vesting of outstanding Options accelerates in connection with the Change in Control. If unvested Options are to be assumed, continued or substituted by a successor corporation without acceleration upon the occurrence of a Change in Control, then, subject to Section 19.6, the forfeiture provisions to which such other Awards are subject will continue with respect to shares of the successor corporation or other consideration that may be issued in exchange for such other Awards.

14.3 Further Adjustment of Awards. Subject to Section 14.2, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

14.4 Limitations. The grant of Awards will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

14.5 Fractional Shares. In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

15.	Withholding.

The Company may require the Participant to pay to the Company the amount of any taxes or social insurance contributions that the Company is required to withhold with respect to the grant, vesting or exercise of any Award. Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the Participant to satisfy withholding obligations, in whole or in part, (a) by paying cash, (b) by electing to have the Company withhold shares of Common Stock (up to the minimum required federal withholding rate), or (c) by transferring shares of Common Stock to the Company (already owned by the Participant for the period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Company to the Participant an amount equal to such taxes or social insurance contributions. Subject to compliance with Section 409A of the Code, the Company may also deduct from any Award any other amounts due from the Participant to the Company or a Subsidiary.

16.	Loans, Installment Payments and Loan Guarantees.

Subject to compliance with applicable law, including Section 402 of the Sarbanes-Oxley Act of 2002 (generally prohibiting the direct or indirect extension of credit by the Company to any director or executive officer), to assist a Participant in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (a) the extension of a full-recourse loan to the Participant by the Company, (b) the payment by the Participant of the purchase price, if any, of the Common Stock in installments, or (c) the guarantee by the Company of a full-recourse loan obtained by the Participant from a third party. Subject to the foregoing, the terms of any loans, installment payments or loan guarantees, including the interest rate and terms of repayment, will be subject to the Plan Administrator’s discretion. The maximum credit available is the purchase price, if any, of the Common Stock acquired, plus the maximum federal and state income and employment tax liability that may be incurred in connection with the acquisition.

17.	Repurchase Rights; Escrow.

17.1 Repurchase Rights. The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock pursuant to the exercise of an Option. In the event of termination of the Participant’s Service, all shares of Common Stock issued upon exercise of an Option which are unvested at the time of cessation of Service shall be subject to repurchase at the exercise price paid for such shares. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise) shall be established by the Plan Administrator and set forth in the agreement evidencing such right.

All of the Company’s outstanding repurchase rights under this Section 17.1 are assignable by the Company at any time and shall remain in full force and effect in the event of a Change in Control; provided that if the vesting of Options is accelerated pursuant to Section 14.2, the repurchase rights under this Section 17.1 shall terminate and all shares subject to such terminated rights shall immediately vest in full.

The Plan Administrator shall have the discretionary authority, exercisable either before or after the Participant’s cessation of Service, to cancel the Company’s outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Participant under an Option and thereby accelerate the vesting of such shares in whole or in part at any time.

17.2 Escrow. To ensure that shares of Common Stock acquired pursuant to an Award that are subject to any repurchase or forfeiture right and/or security for any promissory note will be available for repurchase or forfeiture, the Plan Administrator may require the Participant to deposit the certificate or certificates evidencing such shares with an agent designated by the Plan Administrator under the terms and conditions of escrow and security agreements approved by the Plan Administrator. If the Plan Administrator does not require such deposit as a condition of exercise of an Option or grant of a Restricted Stock Award, the Plan Administrator reserves the right at any time to require the Participant to so deposit the certificate or certificates in escrow. The Company shall bear the expenses of the escrow. The Company, at its discretion, may in lieu of issuing a stock certificate for such shares, make a book entry credit in the Company’s stock ledger to evidence the issuance of such shares. As soon as practicable after the expiration of any repurchase or forfeiture rights, and after full repayment of any promissory note secured by the shares in escrow, the agent shall deliver to the Participant the shares no longer subject to such restrictions and no longer security for any promissory note.

In the event shares held in escrow are subject to the Company’s exercise of a repurchase or forfeiture right, the notices required to be given to the Participant shall be given to the agent and any payment required to be given to the Participant shall be given to the agent. Within 30 days after payment by the Company, the agent shall deliver the shares which the Company has purchased to the Company and shall deliver the payment received from the Company to the Participant.

17.3 Adjustments. In the event of any stock dividend, stock split or consolidation of shares or any like capital adjustment of any of the outstanding securities of the Company, any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of ownership of shares acquired upon exercise of an Option or grant of a Restricted Stock Award or Other Stock-Based Award shall be subject to any repurchase or forfeiture rights, and/or security for any promissory note with the same force and effect as the shares subject to such repurchase or forfeiture rights and/or security interest immediately before such event.

18.	Amendment and Termination of Plan.

18.1 Amendment of Plan. Subject to Section 18.3, the Plan may be amended only by the Board in such respects as it shall deem advisable; however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, stockholder approval will be required for any amendment that will (a) increase the total number of shares available for issuance under the Plan, (b) modify the class of persons eligible to receive Incentive Stock Options, or (c) otherwise require stockholder approval under any applicable law or regulation. No amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Plan Administrator.

18.2 Termination of Plan. Subject to Section 18.3, the Board may suspend or terminate the Plan at any time.

18.3 Consent of Participant. The amendment or termination of the Plan shall not, without the consent of the Participant, impair or diminish any rights or obligations under any Award theretofore granted under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

19.	General.

19.1 Evidence of Awards. Awards granted under the Plan shall be evidenced by a written agreement that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

19.2 Continued Service; Rights in Awards. None of the Plan, participation in the Plan or any action of the Plan Administrator taken under the Plan shall be construed as giving any person any right to be retained in the employ of the Company or limit the Company’s right to terminate the Service of any person.

19.3 Registration. The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal, state and applicable foreign securities or other laws and regulations.

Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

As a condition to the grant, exercise or settlement of an Award, the Company may require the Participant to represent and warrant at such time that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Plan Administrator may also require such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and applicable foreign securities or other laws and regulations.

19.4 No Rights As A Stockholder. No Option or Award denominated in units shall entitle the Participant to any dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares of Common Stock that are the subject of such Award, free of all applicable restrictions.

19.5 Compliance With Laws And Regulations. No Shares of Common Stock shall be issued pursuant to an Award unless such issuance complies with all applicable laws and regulations. Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

19.6 Compliance with Section 409A of the Code. The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A of the Code and related regulations and U.S. Treasury pronouncements (“Section 409A”), and the Plan shall be so construed. Any Award or portion thereof that constitutes or provides for payment of deferred compensation subject to and not exempted from the requirements of Section 409A (“Section 409A Deferred Compensation”) shall comply with the following:

(a) Each compensation deferral election (and subsequent deferral election, if any) and each payment election with respect to Section 409A Deferred Compensation shall be made in writing and shall comply in all respects with the requirements of Section 409A and such conditions and procedures as established from time to time by the Plan Administrator.

(b) Each payment of Section 409A Deferred Compensation shall be made only upon the occurrence of one or more of the permissible payment events or times complying with the requirements of Section 409A.

(c) Notwithstanding any provision of the Plan or an Award agreement to the contrary, except as otherwise permitted by Section 409A, no payment of Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s “separation from service” (as defined by Section 409A) before the date (the “Delayed Payment Date”) that is first day of the seventh (7th) month after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

(d) Notwithstanding any provision of the Plan or an Award agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of a party to the Change in Control to assume, continue or substitute for such Award in accordance with Section 14 shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 19.6(c), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.

(e) Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an applicable tax under Section 409A, that Plan provision or Award may be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant’s rights to an Award.

19.7 Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Common Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Common Stock credited to the account of the Participant, (b) by depositing such shares of Common Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Common Stock to the Participant in certificate form.

19.8 Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Common Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any retirement plans (both qualified and non-qualified) or welfare benefit plans of the Company or any Subsidiary unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

19.9 No Trust Or Fund. The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

19.10 Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

19.11 Participants In Foreign Countries. The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable, after consideration of the provisions of the laws of the PRC or other foreign countries in which the Company or its Subsidiaries may operate, to ensure the viability of the benefits from Awards granted to Participants employed in such countries and to meet the objectives of the Plan.

19.12 Choice Of Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the federal laws of the United States, shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of laws.

THE SHARES ISSUABLE UPON VESTING OF THIS AWARD WILL NOT BE RELEASED TO YOU UNTIL ALL APPLICABLE WITHHOLDING TAXES HAVE BEEN COLLECTED FROM YOU OR HAVE OTHERWISE BEEN PROVIDED FOR.

ASIAINFO-LINKAGE, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

(For Residents of People’s Republic of China)

TO:	<<Participant>>

To encourage your continued Service with AsiaInfo-Linkage, Inc. (the “Company”) or its Subsidiaries, you have been granted this restricted stock unit award (the “Award”) pursuant to the Company’s 2011 Stock Incentive Plan (the “Plan”). The Award represents the right to receive shares of Common Stock of the Company subject to the fulfillment of the vesting conditions set forth in this agreement (this “Agreement”). This Agreement is subject to certain laws, rules and regulations of the People’s Republic of China (“Local Law”), as applicable.

The terms of the Award are as set forth in this Agreement and in the Plan. The Plan is incorporated into this Agreement by reference, which means that this Agreement is limited by and subject to the express terms and provisions of the Plan. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. Capitalized terms that are not defined in this Agreement have the meanings given to them in the Plan. The most important terms of the Award are summarized as follows:

1.	Award Date:

2.	Number of Restricted Stock Units Subject to this Award:

3.	Vesting Base Date:

4.	Vesting Schedule: The Award will vest according to the following schedule:

Period of Participant’s Continuous Service From the Vesting Base Date	Percent of Total Award That is Vested

5. Conversion of Restricted Stock Units and Issuance of Shares. Upon each vesting of the Award (each, a “Vesting Date”), one share of Common Stock shall be issuable for each restricted stock unit that vests on such Vesting Date (the “Shares”), subject to the terms and provisions of the Plan and this Agreement, unless the Company elects to substitute for the issuance of such Shares a payment of cash in an amount equal to the market value of the Shares on such Vesting Date. Thereafter, the Company will transfer any Shares issuable to you, or make any payment of cash in lieu of such issuance to you, upon satisfaction of any required tax withholding obligations. No fractional Shares shall be issued under this Agreement.

6. Discretionary Sale of Shares Upon Settlement by Non-Insider Employee. This paragraph shall apply if you are not subject to the Company’s Trading Compliance Policy on a Vesting Date. You acknowledge that the Company, in its sole discretion, may determine it to be necessary or advisable to require your immediate sale of the Shares issued to you on the Vesting Date in order to comply with Local Law. If the Company so determines, then by accepting this Award, and without prior notification of such determination by the Company, you hereby:

(a) authorize and directs the Company to deposit the Shares issuable to you on the Vesting Date to an account established for your benefit with a brokerage firm designated by the Company (the “Brokerage Firm”); and

(b) irrevocably appoint the Company as your agent to instruct the Brokerage Firm to sell on your behalf at the prevailing market price on the Vesting Date (or as soon thereafter as practicable) the Shares deposited with the Brokerage Firm on the Vesting Date; and

(c) irrevocably assign to the Company or any Subsidiary out of the proceeds of such sale of the Shares an amount equal to the Tax Obligations required to be withheld in accordance with paragraph 12 of this Agreement, and authorize the Company to instruct the Brokerage Firm to pay to the Company or a Subsidiary an amount equal to the Tax Obligations required to be withheld; and

(d) authorize and direct the Company to instruct the Brokerage Firm to deliver the proceeds of such sale of Shares, net of brokerage commissions, fees and Tax Obligations withheld, to the Company for your benefit and to be deposited to a designated custodial account for payment to you; and

(e) authorize the Company and any Subsidiary to provide to the Brokerage Firm information regarding the details of the Award and the Tax Obligations, and authorize the Brokerage Firm to provide to the Company and any Subsidiary confirmation of the details of the sale of the Shares.

7. Mandatory Sale of Shares Upon Settlement by Insider Employee. This paragraph shall apply if you are subject to the Company’s Trading Compliance Policy on a Vesting Date. The Company shall require your immediate sale of the Shares issued to you on each Vesting Date. By accepting this Award, you hereby irrevocably appoint the Company as your agent and authorize the Company, any Subsidiary, and the Brokerage Firm to take each of the enumerated actions described in the preceding paragraph in connection with each such sale of Shares.

8. Special Administration in China. The vesting of the Award and your ability to receive funds upon the sale of Shares to be issued in settlement of the Award, as described above, will be contingent upon the Company or its Subsidiary obtaining approval from the State Administration of Foreign Exchange (“SAFE”) of the People’s Republic of China for the related foreign exchange transaction and the establishment of a SAFE-approved bank account. Your receipt of funds from the sale of the Shares and the conversion of those funds to the local currency must be approved by SAFE. In order to comply with the SAFE regulations, the proceeds from the sale of the Shares must be repatriated to China through a SAFE-approved bank account established and monitored by the Company or its Subsidiary.

9. Termination of Service. The unvested portion of the Award will terminate automatically and be forfeited to the Company immediately and without further notice upon the voluntary or involuntary termination of your Service for any reason with the Company or any Subsidiary (including as a result of death or disability). A transfer of Service between or among the Company and its Subsidiaries shall not be considered a termination of Service. Unless the Plan Administrator determines otherwise, and except as otherwise required by Local Law, for purposes of this Award only, any reduction in your regular hours of Service to less than 30 hours per week is deemed a termination of your Service. In case of termination of your Service for Cause, the Award shall automatically terminate upon first notification to you of such termination, except as otherwise required by Local Law or unless the Plan Administrator determines otherwise. If your Service is suspended pending an investigation of whether you should be terminated for Cause, all of your rights under the Award likewise shall be suspended during the period of investigation. No Shares shall be issued or issuable with respect to any portion of the Award that terminates unvested and is forfeited.

10. Leave of Absence and Change in Work Schedule. Your rights under the Award in the event of a leave of absence or a change in your regularly scheduled hours of Service will be affected in accordance with the Company’s applicable employment policies or the terms of any agreement between you and your employer with respect thereto.

11. Right to Shares. You shall not have any right in, to or with respect to any of the Shares (including any voting rights or rights with respect to dividends paid on the Common Stock) issuable under the Award until the Award is settled by the issuance of such Shares to you.

12. Tax Withholding.

(a) Generally. Regardless of any action taken by the Company or any of its Subsidiaries with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding obligations that arise in connection with the Award (the “Tax Obligations”), you acknowledge that the ultimate liability for all Tax Obligations legally due from you is and remains your responsibility and that the Company (a) makes no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Award, including the grant, vesting or settlement of the Award, the subsequent sale of shares acquired pursuant to such settlement, or the receipt of any dividends and (b) does not commit to structure the terms of the grant or any other aspect of the Award to reduce or eliminate your liability for Tax Obligations. You must pay or make adequate arrangements satisfactory to the Company to satisfy all Tax Obligations at the time such Tax Obligations arise. In this regard, you hereby authorize withholding of all applicable Tax Obligations from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for withholding of all applicable Tax Obligations, if any, by the Company and any Subsidiary which arise in connection with the Award. The Company shall have no obligation to process the settlement of the Award or to deliver Shares until the Tax Obligations have been satisfied. As a condition of this Award, no election under Section 83(b) of the United States Internal Revenue Code may be made by you or any other person with respect to all or any portion of the Award.

(b) Assignment of Sale Proceeds. Subject to compliance with applicable law and the Company’s Trading Compliance Policy, your acceptance of this Award constitutes your instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on your behalf a whole number of Shares from those Shares issuable to you as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the Tax Obligations. Such Shares will be sold on the day the Tax Obligations arise (e.g., a Vesting Date) or as soon thereafter as practicable. You will be responsible for all brokers’ fees and other costs of sale, and you agree to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed your Tax Obligations, the Company agrees to pay such excess in cash to you through payroll or otherwise as soon as practicable. You acknowledge that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy your Tax Obligations. Accordingly, you agree to pay to the Company or any of its Subsidiaries as soon as practicable, including through additional payroll withholding, any amount of the Tax Obligations that are not satisfied by the sale of Shares described above.

(c) Withholding in Shares. If permissible under applicable law, including Local Law, the Company shall have the right, but not the obligation, to require you to satisfy all or any portion of the Tax Obligations by deducting from the Shares otherwise deliverable to you in settlement of the Award a number of whole Shares having a fair market value, as determined by the Company as of the date on which the Tax Obligations arise, not in excess of the amount of such Tax Obligations determined by the applicable minimum statutory withholding rates.

13. Registration. The Company currently has an effective registration statement on file with the U.S. Securities and Exchange Commission with respect to the shares of Common Stock subject to the Award. The Company intends to maintain this registration but has no obligation to do so. If the registration ceases to be effective, you will not be able to transfer or sell Shares issued to you pursuant to the Award unless exemptions from registration under applicable securities laws are available. Such exemptions from registration are very limited and might be unavailable. You agree that any resale by you of the Shares issued pursuant to the Award shall comply in all respects with the requirements of all applicable securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder) and any other law, rule or regulation applicable thereto, as such laws, rules, and regulations may be amended from time to time. The Company shall not be obligated to either issue the Shares or permit the resale of any Shares if such issuance or resale would violate any such requirements.

14. Nontransferability of the Award. Prior to the issuance of Shares in settlement of the Award, neither this Award nor any restricted stock units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by your creditors or those of any of your beneficiaries, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during your lifetime only by you or your guardian or legal representative.

15. Execution of Award Agreement. Please acknowledge your acceptance of the terms and conditions of the Award by signing the original of this Agreement and returning it to the Human Resources Department of the Company. If you do not sign and return this Agreement, the Company is not obligated to provide you any benefit hereunder and may refuse to issue shares to you under this Award.

16. Certain Conditions of the Award. In accepting the Award, you acknowledge and agree that:

(a) You will not acquire Shares pursuant to the Award or transfer, assign, sell or otherwise deal with such Shares except in compliance with Local Law.

(b) Any notice period mandated under Local Law shall not be treated as Service for the purpose of determining the vesting of the Award; and your right to receive Shares in settlement of the Award after termination of Service, if any, will be measured by the date of termination of your active Service and will not be extended by any notice period mandated under Local Law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether your Service has terminated and the effective date of such termination.

(c) The vesting of the Award shall cease upon, and no restricted stock units shall vest following, your termination of Service for any reason except as may be explicitly provided by the Plan or this Agreement.

(d) The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

(e) The grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards, even if Awards have been granted repeatedly in the past.

(f) All decisions with respect to future Award grants, if any, will be at the sole discretion of the Company.

(g) Your participation in the Plan shall not create a right to further Service with the Company or any Subsidiary and shall not interfere with the ability of with the Company or any Subsidiary to terminate your Service at any time, with or without cause.

(h) You are voluntarily participating in the Plan.

(i) The Award is an extraordinary item that does not constitute compensation of any kind for Service of any kind rendered to the Company or any Subsidiary, and which is outside the scope of your employment contract, if any.

(j) The Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(k) In the event that you are not an employee of the Company, the Award grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore the Award grant will not be interpreted to form an employment contract with any Subsidiary.

(l) The future value of the underlying Shares is unknown and cannot be predicted with certainty. If you obtain Shares upon settlement of the Award, the value of those Shares may increase or decrease.

(m) No claim or entitlement to compensation or damages arises from termination of the Award or diminution in value of the Award or shares acquired upon settlement of the Award resulting from termination of your Service (for any reason whether or not in breach of Local Law) and you irrevocably releases the Company and each Subsidiary from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, you shall be deemed irrevocably to have waived your entitlement to pursue such a claim.

17. Data Privacy Consent.

(a) You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing your participation in the Plan.

(b) You understand that the Company and its Subsidiaries hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Awards or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plan (“Data”). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom you may elect to deposit any Shares acquired upon settlement of the Award. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

18. Miscellaneous.

(a) THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE RELATING TO CONTRACTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. The parties agree that any proceeding regarding any dispute arising out of the subject matter hereof shall be brought in the federal or state courts sitting in Santa Clara County in the State of California, U.S.A., and the parties irrevocably waive any objection to such venue based on forum nonconveniens. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b) The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate. Without limiting the generality of the foregoing, the Committee may interpret this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law. In the event of any dispute or disagreement as to the interpretation of this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to this Agreement, the decision of the Committee shall be final and binding upon all persons.

(c) Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, confirmed facsimile or other electronic transmission (including electronic delivery at the e-mail address, if any, provided by Company or a Subsidiary), or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with any form of private or government express mail or delivery service providing receipted delivery, with postage and fees prepaid, addressed to the other party at the address of such party set forth below or at such other address as such party may designate in writing from time to time to the other party.

(i) The Plan documents, which may include but do not necessarily include: the Plan, this Agreement, the Plan Prospectus (as defined below), and any reports of the Company provided generally to the Company’s stockholders, may be delivered to you electronically. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(ii) You hereby acknowledge that you have read paragraph 18(c)(i) of this Agreement and consent to the electronic delivery of the Plan documents as described in paragraph 18(c)(i). You acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company by telephone or in writing. You further acknowledge that you will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, you understand that you must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. You may revoke your consent to the electronic delivery of documents described in paragraph 18(c)(i) or may change the electronic mail address to which such documents are to be delivered (if you have provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, you understand that you are not required to consent to electronic delivery of documents described in paragraph 18(c)(i).

(d) The failure of you or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right that you or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(e) Nothing in this Agreement shall confer on you any right to continue in the Service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its stockholders to terminate your Service at any time.

(f) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

19. Language. If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English language version, the English language version will control.

Very truly yours,

ASIAINFO-LINKAGE, INC.

By:
Name:
Title:

ACCEPTANCE AND ACKNOWLEDGMENT

I, a resident of ___________________ (country), accept and agree to the terms of the Restricted Stock Unit Award described in this Agreement and in the Plan, acknowledge receipt of a copy of this Agreement, the Plan and the applicable Plan Prospectus, and acknowledge that I have read them carefully and that I fully understand their contents.

Dated:

Taxpayer I.D. Number	<<Participant>>

Address:

THE SHARES ISSUABLE UPON VESTING OF THIS AWARD WILL NOT BE RELEASED TO YOU UNTIL ALL APPLICABLE WITHHOLDING TAXES HAVE BEEN COLLECTED FROM YOU OR HAVE OTHERWISE BEEN PROVIDED FOR.

ASIAINFO-LINKAGE, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

(For U.S. Participants)

TO:	<<Participant>>

To encourage your continued Service with AsiaInfo-Linkage, Inc. (the “Company”) or its Subsidiaries, you have been granted this restricted stock unit award (the “Award”) pursuant to the Company’s 2011 Stock Incentive Plan (the “Plan”). The Award represents the right to receive shares of Common Stock of the Company subject to the fulfillment of the vesting conditions set forth in this agreement (this “Agreement”).

The terms of the Award are as set forth in this Agreement and in the Plan. The Plan is incorporated into this Agreement by reference, which means that this Agreement is limited by and subject to the express terms and provisions of the Plan. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. Capitalized terms that are not defined in this Agreement have the meanings given to them in the Plan. The most important terms of the Award are summarized as follows:

1.	Award Date: ______________________________

2.	Number of Restricted Stock Units Subject to this Award: __________

3.	Vesting Base Date: _________________________

4.	Vesting Schedule: The Award will vest according to the following schedule:

Period of Participant’s Continuous Service From the Vesting Base Date	Percent of Total Award That is Vested

5. Conversion of Restricted Stock Units and Issuance of Shares. Upon each vesting of the Award (each, a “Vesting Date”), one share of Common Stock shall be issuable for each restricted stock unit that vests on such Vesting Date (the “Shares”), subject to the terms and provisions of the Plan and this Agreement, unless the Company elects to substitute for the issuance of such Shares a payment of cash in an amount equal to the market value of the Shares on such Vesting Date. Thereafter, the Company will transfer any Shares issuable to you, or make any payment of cash in lieu of such issuance to you, upon satisfaction of any required tax withholding obligations. No fractional Shares shall be issued under this Agreement.

6. Termination of Service. The unvested portion of the Award will terminate automatically and be forfeited to the Company immediately and without further notice upon the voluntary or involuntary termination of your Service for any reason with the Company or any Subsidiary (including as a result of death or disability). A transfer of Service between or among the Company and its Subsidiaries shall not be considered a termination of Service. Unless the Plan Administrator determines otherwise, and except as otherwise required by local law, for purposes of this Award only, any reduction in your regular hours of Service to less than 30 hours per week is deemed a termination of your Service. In case of termination of your Service for Cause, the Award shall automatically terminate upon first notification to you of such termination, except as otherwise required by local law or unless the Plan Administrator determines otherwise. If your Service is suspended pending an investigation of whether you should be terminated for Cause, all of your rights under the Award likewise shall be suspended during the period of investigation. No Shares shall be issued or issuable with respect to any portion of the Award that terminates unvested and is forfeited.

7. Leave of Absence and Change in Work Schedule. Your rights under the Award in the event of a leave of absence or a change in your regularly scheduled hours of Service will be affected in accordance with the Company’s applicable employment policies or the terms of any agreement between you and your employer with respect thereto.

8. Right to Shares. You shall not have any right in, to or with respect to any of the Shares (including any voting rights or rights with respect to dividends paid on the Common Stock) issuable under the Award until the Award is settled by the issuance of such Shares to you.

9. Tax Withholding.

(a) Generally. Regardless of any action taken by the Company or any of its Subsidiaries with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding obligations that arise in connection with the Award (the “Tax Obligations”), you acknowledge that the ultimate liability for all Tax Obligations legally due from you is and remains your responsibility and that the Company (a) makes no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Award, including the grant, vesting or settlement of the Award, the subsequent sale of shares acquired pursuant to such settlement, or the receipt of any dividends and (b) does not commit to structure the terms of the grant or any other aspect of the Award to reduce or eliminate your liability for Tax Obligations. You must pay or make adequate arrangements satisfactory to the Company to satisfy all Tax Obligations at the time such Tax Obligations arise. In this regard, you hereby authorize withholding of all applicable Tax Obligations from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for withholding of all applicable Tax Obligations, if any, by the Company and any Subsidiary which arise in connection with the Award. The Company shall have no obligation to process the settlement of the Award or to deliver Shares until the Tax Obligations have been satisfied. As a condition of this Award, no election under Section 83(b) of the United States Internal Revenue Code may be made by you or any other person with respect to all or any portion of the Award.

(b) Assignment of Sale Proceeds. Subject to compliance with applicable law and the Company’s Trading Compliance Policy, your acceptance of this Award constitutes your instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on your behalf a whole number of Shares from those Shares issuable to you as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the Tax Obligations. Such Shares will be sold on the day the Tax Obligations arise (e.g., a Vesting Date) or as soon thereafter as practicable. You will be responsible for all brokers’ fees and other costs of sale, and you agree to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed your Tax Obligations, the Company agrees to pay such excess in cash to you through payroll or otherwise as soon as practicable. You acknowledge that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy your Tax Obligations. Accordingly, you agree to pay to the Company or any of its Subsidiaries as soon as practicable, including through additional payroll withholding, any amount of the Tax Obligations that are not satisfied by the sale of Shares described above.

(c) Withholding in Shares. If permissible under applicable law, the Company shall have the right, but not the obligation, to require you to satisfy all or any portion of the Tax Obligations by deducting from the Shares otherwise deliverable to you in settlement of the Award a number of whole Shares having a fair market value, as determined by the Company as of the date on which the Tax Obligations arise, not in excess of the amount of such Tax Obligations determined by the applicable minimum statutory withholding rates.

10. Registration. The Company currently has an effective registration statement on file with the U.S. Securities and Exchange Commission with respect to the shares of Common Stock subject to the Award. The Company intends to maintain this registration but has no obligation to do so. If the registration ceases to be effective, you will not be able to transfer or sell Shares issued to you pursuant to the Award unless exemptions from registration under applicable securities laws are available. Such exemptions from registration are very limited and might be unavailable. You agree that any resale by you of the Shares issued pursuant to the Award shall comply in all respects with the requirements of all applicable securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder) and any other law, rule or regulation applicable thereto, as such laws, rules, and regulations may be amended from time to time. The Company shall not be obligated to either issue the Shares or permit the resale of any Shares if such issuance or resale would violate any such requirements.

11. Nontransferability of the Award. Prior to the issuance of Shares in settlement of the Award, neither this Award nor any restricted stock units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by your creditors or those of any of your beneficiaries, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during your lifetime only by you or your guardian or legal representative.

12. Execution of Award Agreement. Please acknowledge your acceptance of the terms and conditions of the Award by signing the original of this Agreement and returning it to the Human Resources Department of the Company. If you do not sign and return this Agreement, the Company is not obligated to provide you any benefit hereunder and may refuse to issue shares to you under this Award.

13. Compliance with Section 409A. It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Award that may result in Section 409A Deferred Compensation shall comply in all respects with the applicable requirements of Section 409A (including applicable regulations or other administrative guidance thereunder, as determined by the Plan Administrator in good faith) to avoid the unfavorable tax consequences provided therein for non-compliance. In connection with effecting such compliance with Section 409A, the following shall apply:

(a) Separation from Service; Required Delay in Payment to Specified Employee. Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of your termination of Service which constitutes a “deferral of compensation” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code (the “Section 409A Regulations”) shall be paid unless and until you have incurred a “separation from service” within the meaning of the Section 409A Regulations. Furthermore, to the extent that you are a “specified employee” within the meaning of the Section 409A Regulations as of the date of your separation from service, no amount that constitutes a deferral of compensation which is payable on account of your separation from service shall paid to you before the date (the “Delayed Payment Date”) which is first day of the seventh month after the date of your separation from service or, if earlier, the date of your death following such separation from service. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.

(b) Other Delays in Payment. Neither you nor the Company shall take any action to accelerate or delay the payment of any benefits under this Agreement in any manner which would not be in compliance with the Section 409A Regulations.

(c) Amendments to Comply with Section 409A; Indemnification. Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by you under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with the Section 409A Regulations without prior notice to you or your consent. You hereby release and hold harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by you in connection with the Award, including as a result of the application of Section 409A.

(d) Advice of Independent Tax Advisor. The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to you, including as a result of the application of Section 409A to the Award. You hereby acknowledge that you have been advised to seek the advice of your own independent tax advisor prior to entering into this Agreement and are not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.

14. Miscellaneous.

(a) THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE RELATING TO CONTRACTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. The parties agree that any proceeding regarding any dispute arising out of the subject matter hereof shall be brought in the federal or state courts sitting in Santa Clara County in the State of California, U.S.A., and the parties irrevocably waive any objection to such venue based on forum nonconveniens. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b) The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate. Without limiting the generality of the foregoing, the Committee may interpret this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law. In the event of any dispute or disagreement as to the interpretation of this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to this Agreement, the decision of the Committee shall be final and binding upon all persons.

(c) Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, confirmed facsimile or other electronic transmission (including electronic delivery at the e-mail address, if any, provided by Company or a Subsidiary), or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with any form of private or government express mail or delivery service providing receipted delivery, with postage and fees prepaid, addressed to the other party at the address of such party set forth below or at such other address as such party may designate in writing from time to time to the other party.

(i) The Plan documents, which may include but do not necessarily include: the Plan, this Agreement, the Plan Prospectus (as defined below), and any reports of the Company provided generally to the Company’s stockholders, may be delivered to you electronically. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(ii) You hereby acknowledge that you have read paragraph 14(c)(i) of this Agreement and consent to the electronic delivery of the Plan documents as described in paragraph 14(c)(i). You acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company by telephone or in writing. You further acknowledge that you will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, you understand that you must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. You may revoke your consent to the electronic delivery of documents described in paragraph 14(c)(i) or may change the electronic mail address to which such documents are to be delivered (if you have provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, you understand that you are not required to consent to electronic delivery of documents described in paragraph 14(c)(i).

(d) The failure of you or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right that you or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(e) Nothing in this Agreement shall confer on you any right to continue in the Service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its stockholders to terminate your Service at any time.

(f) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

Very truly yours, ASIAINFO-LINKAGE, INC.

By:
Name: Title:

ACCEPTANCE AND ACKNOWLEDGMENT

I, a resident of ___________________ (country), accept and agree to the terms of the Restricted Stock Unit Award described in this Agreement and in the Plan, acknowledge receipt of a copy of this Agreement, the Plan and the applicable Plan Prospectus, and acknowledge that I have read them carefully and that I fully understand their contents.

Dated: ___________________

_________________________
Taxpayer I.D. Number	<<Participant>>

Address: __________________________
__________________________________
__________________________________
__________________________________

THE SHARES ISSUABLE UPON VESTING OF THIS AWARD WILL NOT BE RELEASED TO YOU UNTIL ALL APPLICABLE WITHHOLDING TAXES HAVE BEEN COLLECTED FROM YOU OR HAVE OTHERWISE BEEN PROVIDED FOR.

ASIAINFO-LINKAGE, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

(For Residents of Canada and Hong Kong)

TO:	<<Participant>>

To encourage your continued Service with AsiaInfo-Linkage, Inc. (the “Company”) or its Subsidiaries, you have been granted this restricted stock unit award (the “Award”) pursuant to the Company’s 2011 Stock Incentive Plan (the “Plan”). The Award represents the right to receive shares of Common Stock of the Company subject to the fulfillment of the vesting conditions set forth in this agreement (this “Agreement”). This Agreement is subject to certain laws, rules and regulations of the laws where you are resident or as otherwise applicable (“Local Law”).

The terms of the Award are as set forth in this Agreement and in the Plan. The Plan is incorporated into this Agreement by reference, which means that this Agreement is limited by and subject to the express terms and provisions of the Plan. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. Capitalized terms that are not defined in this Agreement have the meanings given to them in the Plan. The most important terms of the Award are summarized as follows:

1.	Award Date:

2.	Number of Restricted Stock Units Subject to this Award:

3.	Vesting Base Date:

4.	Vesting Schedule: The Award will vest according to the following schedule:

Period of Participant’s Continuous Service From the Vesting Base Date	Percent of Total Award That is Vested

5. Conversion of Restricted Stock Units and Issuance of Shares. Upon each vesting of the Award (each, a “Vesting Date”), one share of Common Stock shall be issuable for each restricted stock unit that vests on such Vesting Date (the “Shares”), subject to the terms and provisions of the Plan and this Agreement, unless the Company elects to substitute for the issuance of such Shares a payment of cash in an amount equal to the market value of the Shares on such Vesting Date. Thereafter, the Company will transfer any Shares issuable to you, or make any payment of cash in lieu of such issuance to you, upon satisfaction of any required tax withholding obligations. No fractional Shares shall be issued under this Agreement.

6. Termination of Service. The unvested portion of the Award will terminate automatically and be forfeited to the Company immediately and without further notice upon the voluntary or involuntary termination of your Service for any reason with the Company or any Subsidiary (including as a result of death or disability). A transfer of Service between or among the Company and its Subsidiaries shall not be considered a termination of Service. Unless the Plan Administrator determines otherwise, and except as otherwise required by Local Law, for purposes of this Award only, any reduction in your regular hours of Service to less than 30 hours per week is deemed a termination of your Service. In case of termination of your Service for Cause, the Award shall automatically terminate upon first notification to you of such termination, except as otherwise required by Local Law or unless the Plan Administrator determines otherwise. If your Service is suspended pending an investigation of whether you should be terminated for Cause, all of your rights under the Award likewise shall be suspended during the period of investigation. No Shares shall be issued or issuable with respect to any portion of the Award that terminates unvested and is forfeited.

7. Leave of Absence and Change in Work Schedule. Your rights under the Award in the event of a leave of absence or a change in your regularly scheduled hours of Service will be affected in accordance with the Company’s applicable employment policies or the terms of any agreement between you and your employer with respect thereto.

8. Right to Shares. You shall not have any right in, to or with respect to any of the Shares (including any voting rights or rights with respect to dividends paid on the Common Stock) issuable under the Award until the Award is settled by the issuance of such Shares to you.

9. Tax Responsibility and Withholding.

(a) Generally. Regardless of any action taken by the Company or any of its Subsidiaries with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding obligations that arise in connection with the Award (the “Tax Obligations”), you acknowledge that the ultimate liability for all Tax Obligations legally due from you is and remains your responsibility and that the Company (a) makes no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Award, including the grant, vesting or settlement of the Award, the subsequent sale of shares acquired pursuant to such settlement, or the receipt of any dividends and (b) does not commit to structure the terms of the grant or any other aspect of the Award to reduce or eliminate your liability for Tax Obligations. You must pay or make adequate arrangements satisfactory to the Company to satisfy all Tax Obligations at the time such Tax Obligations arise. In this regard, you hereby authorize withholding of all applicable Tax Obligations from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for withholding of all applicable Tax Obligations, if any, by the Company and any Subsidiary which arise in connection with the Award. The Company shall have no obligation to process the settlement of the Award or to deliver Shares until the Tax Obligations have been satisfied.

(b) Assignment of Sale Proceeds. Subject to compliance with applicable law and the Company’s Trading Compliance Policy, your acceptance of this Award constitutes your instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on your behalf a whole number of Shares from those Shares issuable to you as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the Tax Obligations. Such Shares will be sold on the day the Tax Obligations arise (e.g., a Vesting Date) or as soon thereafter as practicable. You will be responsible for all brokers’ fees and other costs of sale, and you agree to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed your Tax Obligations, the Company agrees to pay such excess in cash to you through payroll or otherwise as soon as practicable. You acknowledge that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy your Tax Obligations. Accordingly, you agree to pay to the Company or any of its Subsidiaries as soon as practicable, including through additional payroll withholding, any amount of the Tax Obligations that are not satisfied by the sale of Shares described above.

(c) Withholding in Shares. If permissible under applicable law, including Local Law, the Company shall have the right, but not the obligation, to require you to satisfy all or any portion of the Tax Obligations by deducting from the Shares otherwise deliverable to you in settlement of the Award a number of whole Shares having a fair market value, as determined by the Company as of the date on which the Tax Obligations arise, not in excess of the amount of such Tax Obligations determined by the applicable minimum statutory withholding rates.

10. Registration. The Company currently has an effective registration statement on file with the U.S. Securities and Exchange Commission with respect to the shares of Common Stock subject to the Award. The Company intends to maintain this registration but has no obligation to do so. If the registration ceases to be effective, you will not be able to transfer or sell Shares issued to you pursuant to the Award unless exemptions from registration under applicable securities laws are available. Such exemptions from registration are very limited and might be unavailable. You agree that any resale by you of the Shares issued pursuant to the Award shall comply in all respects with the requirements of all applicable securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder) and any other law, rule or regulation applicable thereto, as such laws, rules, and regulations may be amended from time to time. The Company shall not be obligated to either issue the Shares or permit the resale of any Shares if such issuance or resale would violate any such requirements.

11. Nontransferability of the Award. Prior to the issuance of Shares in settlement of the Award, neither this Award nor any restricted stock units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by your creditors or those of any of your beneficiaries, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during your lifetime only by you or your guardian or legal representative.

12. Execution of Award Agreement. Please acknowledge your acceptance of the terms and conditions of the Award by signing the original of this Agreement and returning it to the Human Resources Department of the Company. If you do not sign and return this Agreement, the Company is not obligated to provide you any benefit hereunder and may refuse to issue shares to you under this Award.

13. Certain Conditions of the Award. In accepting the Award, you acknowledge and agree that:

(a) You will not acquire Shares pursuant to the Award or transfer, assign, sell or otherwise deal with such Shares except in compliance with Local Law.

(b) Any notice period mandated under Local Law shall not be treated as Service for the purpose of determining the vesting of the Award; and your right to receive Shares in settlement of the Award after termination of Service, if any, will be measured by the date of termination of your active Service and will not be extended by any notice period mandated under Local Law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether your Service has terminated and the effective date of such termination.

(c) The vesting of the Award shall cease upon, and no restricted stock units shall vest following, your termination of Service for any reason except as may be explicitly provided by the Plan or this Agreement.

(d) The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

(e) The grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards, even if Awards have been granted repeatedly in the past.

(f) All decisions with respect to future Award grants, if any, will be at the sole discretion of the Company.

(g) Your participation in the Plan shall not create a right to further Service with the Company or any Subsidiary and shall not interfere with the ability of with the Company or any Subsidiary to terminate your Service at any time, with or without cause.

(h) You are voluntarily participating in the Plan.

(i) The Award is an extraordinary item that does not constitute compensation of any kind for Service of any kind rendered to the Company or any Subsidiary, and which is outside the scope of your employment contract, if any.

(j) The Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(k) In the event that you are not an employee of the Company, the Award grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore the Award grant will not be interpreted to form an employment contract with any Subsidiary.

(l) The future value of the underlying Shares is unknown and cannot be predicted with certainty. If you obtain Shares upon settlement of the Award, the value of those Shares may increase or decrease.

(m) No claim or entitlement to compensation or damages arises from termination of the Award or diminution in value of the Award or shares acquired upon settlement of the Award resulting from termination of your Service (for any reason whether or not in breach of Local Law) and you irrevocably releases the Company and each Subsidiary from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, you shall be deemed irrevocably to have waived your entitlement to pursue such a claim.

14. Data Privacy Consent.

(a) You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing your participation in the Plan.

(b) You understand that the Company and its Subsidiaries hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Awards or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plan (“Data”). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom you may elect to deposit any Shares acquired upon settlement of the Award. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

15. Miscellaneous.

(a) THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE RELATING TO CONTRACTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. The parties agree that any proceeding regarding any dispute arising out of the subject matter hereof shall be brought in the federal or state courts sitting in Santa Clara County in the State of California, U.S.A., and the parties irrevocably waive any objection to such venue based on forum nonconveniens. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b) The Plan Administrator may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate. Without limiting the generality of the foregoing, the Plan Administrator may interpret this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law. In the event of any dispute or disagreement as to the interpretation of this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to this Agreement, the decision of the Plan Administrator shall be final and binding upon all persons.

(c) Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, confirmed facsimile or other electronic transmission (including electronic delivery at the e-mail address, if any, provided by Company or a Subsidiary), or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with any form of private or government express mail or delivery service providing receipted delivery, with postage and fees prepaid, addressed to the other party at the address of such party set forth below or at such other address as such party may designate in writing from time to time to the other party.

(i) The Plan documents, which may include but do not necessarily include: the Plan, this Agreement, the Plan Prospectus (as defined below), and any reports of the Company provided generally to the Company’s stockholders, may be delivered to you electronically. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(ii) You hereby acknowledge that you have read paragraph 18(c)(i) of this Agreement and consent to the electronic delivery of the Plan documents as described in paragraph 18(c)(i). You acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company by telephone or in writing. You further acknowledge that you will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, you understand that you must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. You may revoke your consent to the electronic delivery of documents described in paragraph 18(c)(i) or may change the electronic mail address to which such documents are to be delivered (if you have provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, you understand that you are not required to consent to electronic delivery of documents described in paragraph 18(c)(i).

(d) The failure of you or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right that you or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(e) Nothing in this Agreement shall confer on you any right to continue in the Service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its stockholders to terminate your Service at any time.

(f) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

16. Language. If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English language version, the English language version will control.

17. Foreign Exchange. You acknowledge and agree that it is your sole responsibility to investigate and comply with any applicable exchange control laws in connection with the issuance and delivery of the Shares pursuant to the Award and that you shall be responsible for any reporting of inbound and/or outbound international fund transfers required under Local Law. You understand that you are advised to seek appropriate professional advice as to how the exchange control regulations apply to your specific situation.

18. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

19. Appendix. Notwithstanding any provisions in this Agreement, the Awards shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for your country. Moreover, if you relocate to one of the countries included in Appendix A, the special terms and conditions for such country will apply to you, to the extent Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. As stated above, Appendix A constitutes part of this Agreement.

20. Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on the Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with Local Law or facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Very truly yours,

ASIAINFO-LINKAGE, INC.

By:
Name:
Title:

ACCEPTANCE AND ACKNOWLEDGMENT

I, a resident of                                          (country), accept and agree to the terms of the Restricted Stock Unit Award described in this Agreement and in the Plan, acknowledge receipt of a copy of this Agreement, the Plan and the applicable Plan Prospectus, and acknowledge that I have read them carefully and that I fully understand their contents.

Dated:

Taxpayer I.D. Number	<<Participant>>

Address:

APPENDIX A

ADDITIONAL TERMS AND CONDITIONS OF THE

ASIAINFO-LINKAGE, INC. 2011 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

NON-U.S. EMPLOYEES

This Appendix includes additional terms and conditions that govern the Awards granted under the Plan if you reside in one of the countries listed below. Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Agreement.

CANADA

Settlement of Awards. Notwithstanding any discretion or anything to the contrary in the Plan, the grant of the Awards does not provide any right for Participant to receive a cash payment and the Awards will be settled in Shares only.

The following provisions will apply to Participants who are residents of Quebec:

Language Consent. The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la redaction en anglais de cette convention (“Agreement”), ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement à la présente convention.

Authorization to Release and Transfer Necessary Personal Information. This provision supplements paragraph 14 of the Agreement:

You hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize the Company or any Subsidiary and the Plan Administrator to disclose and discuss the Plan with their advisors. You further authorize the Company and any Subsidiary to record such information and to keep such information in your personnel file.

HONG KONG

Securities Law Notice. The Award and Shares issued upon vesting of the Award does not constitute a public offering of securities under Hong Kong law and is available only to officers, directors and employees of the Company and its Subsidiaries. The Agreement, including this Appendix, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. Nor have the documents been reviewed by any regulatory authority in Hong Kong. The Awards are intended only for the personal use of each eligible officer, director or employee of the Company or its Subsidiaries and may not be distributed to any other person. If you are in any doubt about any of the contents of the Agreement, including this Appendix, or the Plan, you should obtain independent professional advice.